Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

- Net Income of $0.15 per Diluted Share for First Quarter 2018 -
- First Quarter 2018 Core FFO of $21.4 million, Up 41.8% Compared to First Quarter 2017 -
- First Quarter 2018 Core FFO of $0.27 per Diluted Share, Up 17.4% Compared to First Quarter 2017 -
- Same Property Portfolio NOI Up 9.3% Compared to First Quarter 2017 -
- Consolidated Portfolio NOI Up 41.5% Compared to First Quarter 2017 -
- Stabilized Same Property Portfolio Occupancy at 97.5% -
- 25.3% GAAP and 14.9% Cash Releasing Spreads -

Los Angeles, California - May 1, 2018 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter of 2018.

First Quarter 2018 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.15 per diluted share for the quarter ended March 31, 2018, compared to $0.06 per diluted share last year.

•	Company share of Core FFO increased 41.8% year-over-year to $21.4 million for the quarter ended March 31, 2018.

•	Company share of Core FFO per diluted share increased 17.4% year-over-year to $0.27 per diluted share for the quarter ended March 31, 2018.

•
Total first quarter rental revenues of $48.4 million, which represents an increase of 38.4% year-over-year. Property Net Operating Income (NOI) of $36.5 million, which represents an increase of 41.5% year-over-year.

•
Same Property Portfolio NOI increased 9.3% in the first quarter of 2018 compared to the first quarter of 2017, driven by a 7.8% increase in Same Property Portfolio total rental revenue and a 3.7% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 8.3% compared to the first quarter of 2017.

•	Stabilized Same Property Portfolio NOI increased 7.4% in the first quarter of 2018 compared to the first quarter of 2017.

•	Stabilized Same Property Portfolio Cash NOI increased 8.0% compared to the first quarter of 2017.

•	Signed new and renewal leases totaling 848,395 rentable square feet. Rental rates on new and renewal leases were 25.3% higher than prior rents on a GAAP basis and 14.9% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 97.5%, which represents an increase of 110 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 94.9%, which represents an increase of 220 basis points year-over-year.

•
At March 31, 2018, the consolidated portfolio including repositioning assets was 95.6% leased and 95.2% occupied, which represents an increase in occupancy of 630 basis points year-over-year. At March 31, 2018, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.5 million rentable square feet, was 98.1% leased and 97.7% occupied.

•	During the first quarter of 2018, the Company acquired five industrial properties for a total purchase price of $52.7 million.

•	During the first quarter of 2018, the Company sold three industrial properties for an aggregate sales price of $26.9 million.

“Rexford’s strong first quarter results, which culminated with a 42% increase in Core FFO and a 17.4% increase in Core FFO per share, driven in part by a 9.3% increase in Same Property NOI, are indicative of the strength of the value-driven Rexford platform, our focused business model and extensive market opportunity,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the first quarter, we achieved impressive GAAP and cash releasing spreads of 25.3% and 14.9%, respectively, as we capitalized on the favorable fundamentals within the infill Southern California industrial market. We continue to see an extreme scarcity of available space and a supply-demand imbalance into the foreseeable future, as more product is converted to other uses than can be delivered, amidst increasing demand from the dramatic growth in e-commerce, among other landlord-favorable factors.”

Financial Results:

The Company reported net income attributable to common stockholders of $12.2 million, or $0.15 per diluted share, for the three months ended March 31, 2018, as compared to net income attributable to common stockholders of $4.2 million, or $0.06 per diluted share, for the three months ended March 31, 2017. Net income for the three months ended March 31, 2018 includes $10.0 million of gains on sale of real estate, as compared to $2.7 million for the three months ended March 31, 2017.

The Company reported Company share of Core FFO of $21.4 million, or $0.27 per diluted share of common stock, for the three months ended March 31, 2018, as compared to Company share of Core FFO of $15.1 million, or $0.23 per diluted share of common stock, for the three months ended March 31, 2017. Adjusting for non-core expenses ($9,000 reported during the first quarter of 2018 and $385,000 reported during the first quarter of 2017), Company share of FFO was $21.4 million, or $0.27 per diluted share of common stock, for the three months ended March 31, 2018, as compared to Company share of FFO of $14.7 million, or $0.22 per diluted share of common stock, for the three months ended March 31, 2017.

For the three months ended March 31, 2018, the Company’s Same Property Portfolio GAAP NOI increased 9.3% compared to the first quarter of 2017, driven by a 7.8% increase in Same Property Portfolio total rental revenue and a 3.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.3% compared to the first quarter of 2017. Stabilized Same Property Portfolio NOI increased 7.4% in the first quarter of 2018 compared to the first quarter of 2017 and Stabilized Same Property Portfolio Cash NOI increased 8.0% in the first quarter of 2018 compared to the first quarter of 2017.

Operating Results:

During the first quarter of 2018, the Company signed 117 new and renewal leases totaling 848,395 rentable square feet. Average rental rates on comparable new and renewal leases were up 25.3% on a GAAP basis and up 14.9% on a cash basis. The Company signed 47 new leases for 281,844 rentable square feet, with GAAP rents up 32.0% compared to the prior in-place leases. The Company signed 70 renewal leases for 566,551 rentable square feet, with GAAP rents up 23.1% compared to the prior in-place leases. For the 47 new leases, cash rents increased 18.1%, and for the 70 renewal leases, cash rents were up 13.8%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2018. See below for information regarding the supplemental information package.

Transaction Activity:

In the first quarter 2018, the Company completed five acquisitions, for an aggregate purchase price of $52.7 million, as detailed below. Additionally, the Company sold three properties for $26.9 million.

In January 2018, the Company acquired 13971 Norton Avenue, a 100% leased single-tenant industrial building containing 103,208 square feet on 4.8 acres of land, located in the Inland Empire West submarket, for $11.4 million or approximately $110 per square foot.

In February 2018, the Company acquired 1900 Proforma Avenue and 1910-1920 Archibald Avenue, an 86% leased three-building industrial park containing 214,000 square feet on 12.3 acres of land located in the Inland Empire West submarket, for $24.1 million or approximately $113 per square foot.

In March 2018, the Company acquired 16010 Shoemaker Avenue, a 100% leased single-tenant industrial property containing 115,600 square feet on 4.4 acres of land, located in the Los Angeles - Mid Counties submarket, for $17.2 million or approximately $149 per square foot.

In January 2018, the Company sold 8900-8980 North Benson Avenue and 5637 Arrow Highway, a six building industrial park containing 88,016 square feet in the Inland Empire West submarket, for $11.4 million or approximately $130 per square foot.

In January 2018, the Company sold 700 Allen Avenue and 1851 Flower Street, a two-building creative office property containing 25,168 square feet on 1.14 acres of land in the Greater San Fernando Valley submarket, for $10.9 million or approximately $433 per square foot.

In March 2018, the Company sold 200-220 South Grand Avenue, a multi-tenant industrial building containing 27,200 square feet in the Orange County Airport submarket, for $4.5 million or approximately $166 per square foot.

Balance Sheet:

As of March 31, 2018, the Company had $662.4 million of outstanding debt, with an average interest rate of 3.39% and an average term-to-maturity of 5.5 years. As of March 31, 2018, approximately $511 million, or 77%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.49% and an average term-to-maturity of 5.9 years. The remaining $151.0 million, or 23%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.17% and an average term-to-maturity of 4.1 years. The Company has one interest rate swap that will hedge $100 million of its remaining floating-rate debt beginning in August 2018 when the swap becomes effective. If this interest rate swap was effective as of March 31, 2018, the Company’s debt would be 92% fixed and 8% variable with an average interest rate of 3.32%.

During the quarter ended March 31, 2018, the Company issued an aggregate of 2,498,961 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $28.16 per share, providing gross proceeds of approximately $70.4 million and net proceeds of approximately $69.3 million. As of March 31, 2018, the ATM program had approximately $158.7 million of remaining capacity.

Guidance

The Company is reiterating and increasing its full year 2018 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.22 to $0.25 per diluted share

•	Company share of Core FFO within a range of $1.02 to $1.05 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 95.0% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.5% to 98.0%

•	Same Property Portfolio NOI growth for the year of 6.5% to 8.5%

•	Stabilized Same Property Portfolio NOI growth for the year of 4.5% to 6.0%

•	General and administrative expenses of $24.0 million to $25.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of May 1, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of May 1, 2018, reflects the acquisition of five properties totaling 372,691 rentable square feet and the disposition of one property containing 11,808 rentable square feet that occurred subsequent to March 31, 2018. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On April 30, 2018, the Company’s Board of Directors declared a dividend in the amount of $0.16 per share for the second quarter of 2018, payable in cash on July 16, 2018, to common stockholders and common unit holders of record as of June 29, 2018.

On April 30, 2018, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, payable in cash on June 29, 2018, to preferred stockholders of record as of June 15, 2018.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, May 2, 2018, at 1:00 p.m. Eastern Time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 2, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13678602.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 158 properties with approximately 19.1 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.22	$0.25
Company share of depreciation and amortization	$0.92	$0.92
Company share of gains on sale of real estate	$(0.12)	$(0.12)
Company share of Core FFO	$1.02	$1.05

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of March 31, 2018. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2017 through March 31, 2018. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the tables below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics, excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI, excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2017 and the three months ended March 31, 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street
As of March 31, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 376,385 rentable square feet of space at five of our properties that were classified as repositioning or lease-up. As of March 31, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 534,924 rentable square feet at nine of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Land	$1,020,652	$997,588
Buildings and improvements	1,098,695	1,079,746
Tenant improvements	50,998	49,692
Furniture, fixtures, and equipment	151	167
Construction in progress	45,688	34,772
Total real estate held for investment	2,216,184	2,161,965
Accumulated depreciation	(186,234)	(173,541)
Investments in real estate, net	2,029,950	1,988,424
Cash and cash equivalents	15,625	6,620
Restricted cash	4,211	250
Rents and other receivables, net	3,328	3,664
Deferred rent receivable, net	17,766	15,826
Deferred leasing costs, net	12,097	12,014
Deferred loan costs, net	1,775	1,930
Acquired lease intangible assets, net	45,876	49,239
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	11,294	7,193
Other assets	5,961	6,146
Acquisition related deposits	4,525	2,475
Assets associated with real estate held for sale, net	8,300	12,436
Total Assets	$2,165,864	$2,111,373
LIABILITIES & EQUITY
Liabilities
Notes payable	$659,417	$668,941
Interest rate swap liability	—	219
Accounts payable, accrued expenses and other liabilities	21,441	21,134
Dividends payable	13,294	11,727
Acquired lease intangible liabilities, net	17,783	18,067
Tenant security deposits	19,936	19,521
Prepaid rents	5,540	6,267
Liabilities associated with real estate held for sale	132	243
Total Liabilities	737,543	746,119
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of March 31, 2018 and December 31, 2017 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of March 31, 2018 and December 31, 2017 ($75,000 liquidation preference)	72,443	73,062
Common Stock, $0.01 par value 490,000,000 shares authorized and 80,667,789 and 78,495,882 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	804	782
Additional paid in capital	1,297,391	1,239,810
Cumulative distributions in excess of earnings	(67,622)	(67,058)
Accumulated other comprehensive income	11,014	6,799
Total stockholders’ equity	1,400,681	1,340,046
Noncontrolling interests	27,640	25,208
Total Equity	1,428,321	1,365,254
Total Liabilities and Equity	$2,165,864	$2,111,373

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
RENTAL REVENUES
Rental income	$40,911	$29,614
Tenant reimbursements	7,293	5,155
Other income	229	232
TOTAL RENTAL REVENUES	48,433	35,001
Management, leasing and development services	103	126
Interest income	—	227
TOTAL REVENUES	48,536	35,354
OPERATING EXPENSES
Property expenses	11,960	9,222
General and administrative	6,162	5,086
Depreciation and amortization	19,452	13,599
TOTAL OPERATING EXPENSES	37,574	27,907
OTHER EXPENSES
Acquisition expenses	9	385
Interest expense	5,852	3,998
TOTAL OTHER EXPENSES	5,861	4,383
TOTAL EXPENSES	43,435	32,290
Equity in income from unconsolidated real estate entities	—	11
Loss on extinguishment of debt	—	(22)
Gains on sale of real estate	9,983	2,668
NET INCOME	15,084	5,721
Less: net income attributable to noncontrolling interest	(318)	(132)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	14,766	5,589
Less: preferred stock dividends	(2,423)	(1,322)
Less: earnings attributable to participating securities	(97)	(91)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$12,246	$4,176
Net income attributable to common stockholders per share – basic	$0.16	$0.06
Net income attributable to common stockholders per share – diluted	$0.15	$0.06
Weighted-average shares of common stock outstanding – basic	78,694	66,341
Weighted-average shares of common stock outstanding – diluted	79,196	66,626

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	March 31, 2018		March 31, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	96.1%	98.9%	93.3%	98.8%	280 bps	10 bps
Orange County	93.7%	96.9%	92.4%	97.6%	130 bps	(70) bps
San Bernardino County	98.9%	98.9%	91.9%	91.9%	700 bps	700 bps
San Diego County	95.8%	95.8%	95.7%	95.7%	10 bps	10 bps
Ventura County	86.0%	92.6%	88.1%	90.5%	(210) bps	210 bps
Total/Weighted Average	94.9%	97.5%	92.7%	96.4%	220 bps	110 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2018, adjusted for total space of 376,385 rentable square feet at five properties that was in various stages of repositioning or lease-up as of March 31, 2018.

(2)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2017, adjusted for space aggregating 534,924 rentable square feet at nine properties that were in various stages of repositioning or lease-up as of March 31, 2017.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended March 31,
	2018	2017	$ Change	% Change
Rental income	$31,145	$28,575	$2,570	9.0%
Tenant reimbursements	5,056	5,004	52	1.0%
Other income	221	201	20	10.0%
Total rental revenues	36,422	33,780	2,642	7.8%
Property expenses	8,997	8,680	317	3.7%
Same Property Portfolio NOI	$27,425	$25,100	$2,325	9.3%
Straight line rental revenue adjustment	(1,324)	(928)	(396)	42.7%
Amortization of above/below market lease intangibles	(68)	(142)	74	(52.1)%
Same Property Portfolio Cash NOI	$26,033	$24,030	$2,003	8.3%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2018	2017
Net income	$15,084	$5,721
Add:
General and administrative	6,162	5,086
Depreciation and amortization	19,452	13,599
Acquisition expenses	9	385
Interest expense	5,852	3,998
Loss on extinguishment of debt	—	22
Deduct:
Management, leasing and development services	103	126
Interest income	—	227
Equity in income from unconsolidated real estate entities	—	11
Gains on sale of real estate	9,983	2,668
Net operating income (NOI)	$36,473	$25,779
Non-Same Property Portfolio operating revenues	(12,011)	(1,221)
Non-Same Property Portfolio property expenses	2,963	542
Same Property Portfolio NOI	$27,425	$25,100
Straight line rental revenue adjustment	(1,324)	(928)
Amortization of above/below market lease intangibles	(68)	(142)
Same Property Portfolio Cash NOI	$26,033	$24,030

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income	$15,084	$5,721
Add:
Depreciation and amortization	19,452	13,599
Deduct:
Gains on sale of real estate	9,983	2,668
Gain on acquisition of unconsolidated joint venture property	—	11
Funds From Operations (FFO)	$24,553	$16,641
Less: preferred stock dividends	(2,423)	(1,322)
Less: FFO attributable to noncontrolling interest(1)	(557)	(449)
Less: FFO attributable to participating securities(2)	(158)	(137)
Company share of FFO	$21,415	$14,733

FFO per common share - basic	$0.27	$0.22
FFO per common share - diluted	$0.27	$0.22

FFO	$24,553	$16,641
Adjust:
Acquisition expenses	9	385
Core FFO	$24,562	$17,026
Less: preferred stock dividends	(2,423)	(1,322)
Less: Core FFO attributable to noncontrolling interest(1)	(557)	(460)
Less: Core FFO attributable to participating securities(2)	(158)	(140)
Company share of Core FFO	$21,424	$15,104

Company share of Core FFO per common share - basic	$0.27	$0.23
Company share of Core FFO per common share - diluted	$0.27	$0.23

Weighted-average shares of common stock outstanding – basic	78,694	66,341
Weighted-average shares of common stock outstanding – diluted	79,196	66,626

(1)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.